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                                                                   Page 51 of 95

                                  EXHIBIT 10-20

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "AGREEMENT") is made this 16th day of September, 2002, by and among GENESEE VENTURES, INC. ("SELLER"), a New York corporation having an office at 16 West Main Street, Suite 600, Rochester, New York 14614, CROSSROADS SPENCERPORT LLC, a New York limited liability company having an office at 120 Corporate Woods, Suite 100, Rochester, New York 14623 ("CROSSROADS"), NATAPOW REALTY CORPORATION ("NATAPOW REALTY"), having an office at 120 Corporate Woods, Suite 100, Rochester, New York 14523, and THEODORE F. SPALL, JR. ("SPALL"), having an address of 30 Grove Street, Pittsford, New York 14534.

                                R E C I T A L S:

         A. Seller is a member of Crossroads and the owner of 50 (the "GENESEE UNITS") of Crossroads' 100 authorized and outstanding membership Units.

         B. Natapow Realty and Spall each own 25 of Crossroads' authorized and outstanding membership Units, and are the only other members of Crossroads other than Seller (collectively, the "OTHER MEMBERS").

         C. Crossroads, Seller and the Other Members executed an Operating Agreement (the "OPERATING AGREEMENT") effective as of May 31, 1995.

         D. Crossroads was indebted to Amresco Capital Corporation ("AMRESCO") pursuant to a mortgage note dated February 10, 1997 in the original principal amount of $3,500,000, and Crossroads, Seller and/or the Other Members executed certain other agreements, instruments and documents in connection therewith, including, but not limited to, a Multifamily Note, Addendum to Multifamily Note, Second Addendum to Multifamily Note, Multifamily Mortgage, Assignment of Rents and Security Agreement, Rider to Multifamily Instrument, Second Rider to Multifamily Instrument, and Consolidation, Extension and Modification Agreement (collectively, the "AMRESCO FINANCIAL DOCUMENTS").

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                                                                   Page 52 of 95

         E. Lend Lease Mortgage Capital Corporation ("LEND LEASE") has purchased, been assigned and/or assumed the Amresco Financial Documents and all rights and obligations thereunder.

         F. Seller, Crossroads and the Other Members are parties to a Cross Indemnification Agreement effective as of February 10, 1997 (the "CROSS INDEMNIFICATION AGREEMENT"), whereby Seller and the Other Members have agreed to certain indemnification obligations relating to the Amresco Financial Documents.

         G. The Other Members desire to have Crossroads purchase from Seller the Genesee Units, and Seller is willing to sell to Crossroads the Genesee Units, on the terms and conditions set forth herein.

         H. Concurrently herewith, Genesee Syracuse Properties, Inc. ("GENESEE SYRACUSE"), Westbrook 1993 Limited Partnership ("WESTBROOK"), Natapow Realty, Spall and Spall Natapow Ventures Ltd. have entered into a Partnership Interest Purchase Agreement (the "PARTNERSHIP INTEREST PURCHASE AGREEMENT") whereby simultaneously with the closing provided for hereunder, Westbrook will purchase from Genesee Syracuse its partnership Units (the "PARTNERSHIP UNITS") in Westbrook.

                              P R O V I S I O N S:

         NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties, intending to be legally bound, agree as follows:

         1.       SALE AND ASSIGNMENT OF GENESEE UNITS AND MEMBER CONSENTS.

                  (a) Upon the terms and conditions set forth in this Agreement, at the Closing (as defined below), Seller shall assign and transfer to Crossroads, and Crossroads shall accept from Seller the Genesee Units, free and clear of any security interests, pledges, liens or other encumbrances, other than under the Operating Agreement and applicable securities laws.

                  (b) The Other Members hereby consent to the assignment and transfer to Crossroads of the Genesee Units and all of the other transactions contemplated hereunder and hereby waive any rights which they may have under the Operating Agreement to purchase the Genesee Units and agree not to exercise any rights they have to purchase or sell the Genesee Units or to offer to sell to Seller their membership units as contemplated by Article VIII of the Operating Agreement.

         2.       PURCHASE PRICE.

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                                                                   Page 53 of 95

                  (a) In consideration of Seller selling and transferring the Genesee Units to Crossroads, and Genesee Syracuse selling and transferring the Partnership Units to Westbrook, Crossroads and Westbrook shall pay to Seller's nominee, Genesee Corporation, Four Million Five Hundred Thousand and 00/100 Dollars ($4,500,000.00) (the "PURCHASE PRICE").

                  (b) The parties hereto acknowledge and agree that the Purchase Price shall constitute a payment in exchange for Seller's interest in the property of Crossroads, and Genesee Syracuse's interest in the property of Westbrook, under Section 736(b) of the Internal Revenue Code of 1986, as amended (the "CODE").

         3. ALLOCATION OF DISTRIBUTIVE SHARE. The distributive share of Seller's items of income, losses, deductions and credit for the Genesee Units, as computed for tax purposes, shall be allocated between Seller and the Other Members, based on an interim closing of the books of Crossroads pursuant to
Section 706(c)(2) of the Code as of the Closing. Crossroads shall take such actions as necessary to effect this Section 3.

         4.       CLOSING.

                  (a) The purchase and sale of the Genesee Units as set forth in Sections 1 and 2 (the "CLOSING") shall take place and be effective on the second business day after the closing conditions set forth under Section 8 are satisfied (the "CLOSING DATE"). At the Closing, (i) Seller shall execute and deliver an Assignment of Membership Units in the form annexed hereto as EXHIBIT A (the "ASSIGNMENT"); (ii) the Other Members shall make the Financing Contribution to Crossroads so that it may pay the Purchase Price; (iii) Crossroads shall pay the Purchase Price by wire transfer of immediately available funds to an account designated by Seller in writing to Crossroads; and
(iv) the parties hereto shall execute and deliver a Release and Termination Agreement (the "RELEASE AND TERMINATION AGREEMENT") in the form annexed hereto as EXHIBIT B.

                  (b) From time to time, at a party's reasonable request, the other party shall execute and deliver such further instruments of conveyance, transfer and assignment, and take such other action as may be reasonably requested in order to complete and effect the transactions contemplated herein.

         5. REPRESENTATION AND WARRANTIES OF SELLER. Seller represents and warrants to the Other Members as follows and Seller makes no other representations or warranties of any kind, whether express or implied:

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                                                                   Page 54 of 95

                  (a) Seller has taken all corporate action necessary for it to execute, deliver and perform its obligations under this Agreement, and that this Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to the laws affecting creditors' rights.

                  (b) Seller is not subject to or bound by any agreement, judgment, order or decree of any court or governmental agency which prevents the execution of this Agreement and the consummation of the transactions contemplated hereunder.

                  (c)      Seller is the sole owner of the Genesee Units.

                  (d) The Genesee Units are not subject to any liens, pledges or encumbrances of any kind whatsoever, except for restrictions under the Operating Agreement and applicable securities laws.

                  (e) No agent, broker, investment banker, consultant, representative or other person acting on behalf of Seller or under the authority of Seller is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from Seller relating to this Agreement or the transactions contemplated hereby other than the attorneys, accountants and tax or financial advisors of Seller in connection with this Agreement and the transactions contemplated hereby.

         6. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENT OF CROSSROADS AND OTHER MEMBERS.

                  (a) Crossroads and the Other Members hereby jointly and severally represent and warrant to Seller that Crossroads has taken all the limited liability company action necessary for it to execute, deliver and perform its obligations under this Agreement and this Agreement constitutes the valid and binding obligation of Crossroads enforceable in accordance with its terms, subject to the laws affecting creditors' rights and equitable remedies.

                  (b) Crossroads represents and warrants to Seller as follows:

                           (i)      As of the execution of this Agreement,
Crossroads is Solvent and, upon the Closing of the transactions contemplated hereunder (including the contributions or loans to be provided by the Other Members to Crossroads to fund payment of the Purchase Price), Crossroads will be Solvent. For purposes hereof, "SOLVENT" means that (A) the aggregate fair saleable value of Crossroads' assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), (B) Crossroads has sufficient cash flow to enable it

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                                                                   Page 55 of 95

to pay its debts as they mature, and (C) Crossroads does not have unreasonably small capital to conduct Crossroads' business.

                           (ii)     Crossroads is not subject to or bound by any
agreement, judgment, order or decree of any court or governmental agency which prevents the execution and delivery of this Agreement by them and their consummation of the transactions contemplated hereunder, except the consent of Lend Lease required under the Amresco Financing Documents (the "LEND LEASE CONSENT").

                           (iii)    Crossroads is not a party to any agreement
that contemplates the sale of membership Units in Crossroads or the Genesee Units or to sell Crossroads or any of its assets, and it has not in the past twelve (12) months received any offers or expressions of interest to purchase such Units or property and is not aware of anyone interested in making any such offers to purchase.

                           (iv)     No agent, broker, investment banker,
consultant, representative or other person acting on behalf of Crossroads or under the authority of Crossroads is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from Crossroads relating to this Agreement or the transactions contemplated hereby other than the attorneys, accountants and tax or financial advisors of Crossroads in connection with this Agreement and the transactions contemplated hereby.

                  (c) Natapow Realty hereby represents and warrants to Seller as follows:

                           (i)      Natapow Realty continues to hold all of its
Membership Units in Crossroads, and no other party has any right or interest therein and it and Spall are the only members of Crossroads other than Seller.

                           (ii)     Natapow Realty is not subject to or bound by
any agreement, judgment, order or decree of any court or governmental agency which prevents the execution and delivery of this Agreement by it and its consummation of the transactions contemplated hereunder.

                           (iii)    Natapow Realty has taken all actions
necessary for it to execute, deliver and perform its obligations under this Agreement and this Agreement constitutes the valid and binding obligation of Natapow Realty, enforceable in accordance with its terms, subject to the laws affecting creditors' rights and equitable remedies.

                           (iv)     Natapow Realty is not a party to any
agreement that contemplates the sale of its membership Units in Crossroads or the Genesee Units or to sell Crossroads or any of its assets, and it has not in the

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                                                                   Page 56 of 95

past twelve (12) months received any offers or expressions of interest to purchase such Units or property and is not aware of anyone interested in making any such offers to purchase.

                           (v)      No agent, broker, investment banker,
consultant, representative or other person acting on behalf of Natapow Realty or under the authority of Natapow Realty is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from Natapow Realty relating to this Agreement or the transactions contemplated hereby other than the attorneys, accountants and tax or financial advisors of the Other Members in connection with this Agreement and the transactions contemplated hereby.

                           (vi)     Natapow Realty has available to it, either
through accounts maintained at financial institutions or existing credit facilities, sufficient funds to make its Financing Contribution (as defined in Section 7(a)(i)) prior to the Closing Date.

                  (d) Spall hereby represents and warrants to Seller as follows:

                           (i)      Spall continues to hold all of his
Membership Units in Crossroads, and no other party has any right or interest therein and he and Natapow Realty are the only members of Crossroads other than Seller.

                           (ii)     Spall is not subject to or bound by any
agreement, judgment, order or decree of any court or governmental agency which prevents the execution and delivery of this Agreement by him and his consummation of the transactions contemplated hereunder.

                           (iii)    Spall has the full capacity to enter into
this Agreement and carry out the terms hereof and this Agreement constitutes his valid and binding obligation, enforceable against him in accordance with its terms, subject to the laws affecting creditors' rights and equitable remedies.

                           (iv)     Spall is not a party to any agreement that
contemplates the sale of his membership Units in Crossroads or the Genesee Units or to sell Crossroads or any of its assets, and he has not in the past twelve
(12) months received any offers or expressions of interest to purchase such Units or property and is not aware of anyone interested in making any such offers to purchase.

                           (v)      No agent, broker, investment banker,
consultant, representative or other person acting on behalf of or Spall or under the authority of Spall is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from Spall relating to this Agreement or the transactions

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                                                                   Page 57 of 95

contemplated hereby other than the attorneys, accountants and tax or financial advisors of the Other Members in connection with this Agreement and the transactions contemplated hereby.

                           (vi)     Spall has available to him, either through
accounts maintained at financial institutions or existing credit facilities, sufficient funds to make his Financing Contribution (as defined in Section 7(a)(i)) prior to the Closing Date.

                  (e) Crossroads and the Other Members acknowledge that Seller makes no representations or warranties of any kind, whether express or implied, other than as set forth in Section 5.

         7.       OTHER MEMBERS AND SELLER'S COVENANTS.

                  (a) The Other Members hereby jointly and severally covenant that they shall:

                           (i)      At or prior to Closing, make the required
equity contributions or loans to Crossroads necessary to fully fund the payment at Closing of the Purchase Price by Crossroads in immediately available funds (the "FINANCING CONTRIBUTION");

                           (ii)     Use their best efforts to obtain as soon as
practical after the date hereof the Lend Lease Consent and Lend Lease's release of Seller from any and all liabilities or obligations which Seller may have with respect to the Amresco Financing Documents.

                           (iii)    Take all actions necessary to cause
Crossroads to fulfill its obligations hereunder.

                           (iv)     At Closing, pay any transfer fee, release
fee, prepayment penalty or any other fee, cost or monies which is due or may become due to Lend Lease as a result of the transactions contemplated under this Agreement and/or the Lend Lease Consent.

                  (b) Seller hereby convenants that it shall pay at Closing any New York State real property transfer tax which is due or may become due as a result of the transactions contemplated under this Agreement.

         8.       CONDITIONS TO CLOSING.

                  (a) The obligations of Crossroads to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the following conditions:

                           (i)      Seller shall have complied in all material
respects with its covenants and agreements contained herein, including the deliveries it is required to make at Closing.

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                           (ii)     Seller's representations and warranties
contained herein, or in any exhibits, certificate or similar instrument required to be delivered by or on behalf of Seller pursuant hereto shall be true and correct in all material respects on and as of the Closing, with the same effect as though made at such time.

                           (iii)    The Lend Lease Consent shall have been
obtained and be in full force and effect.

                           (iv)     No order, writ, injunction or decree shall
have been entered against Crossroads or Seller and be in effect by any court of competent jurisdiction or any governmental or regulatory instrumentality or authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

                           (v)      No suit or other proceeding shall be pending
or threatened against Crossroads or Seller by any third party before any court or governmental agency seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

                           (vi)     Seller shall have provided to Crossroads, at
Seller's expense, New York State and Monroe County UCC searches against Seller, showing no liens against the Genesee Units, and bankruptcy and tax lien searches against Seller, showing no tax liens against Seller or the Genesee Units and that Seller has not been declared bankrupt.

                           (vii)    The Partnership Interest Purchase Agreement
shall be executed, and all conditions to Westbrook's obligation to close the Partnership Interest Purchase Agreement shall have been satisfied or waived by Westbrook.

                  (b) The obligations of Seller to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the following conditions:

                           (i)      Crossroads and the Other Members shall have
complied in all material respects with their respective covenants and agreements contained herein, including the deliveries they are required to make at Closing.

                           (ii)     The representations and warranties contained
herein, or in any exhibits, certificate or similar instrument required to be delivered by or on behalf of Crossroads and the Other Members pursuant hereto shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made at such time.

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                                                                   Page 59 of 95

                           (iii)    Lend Lease shall have executed and delivered
to Seller the Land Lease Consent and shall have provided Seller with a complete release of Seller from any liability it may have with respect to the Amresco Financing Documents in form and substance satisfactory to Seller, and a copy of both the consent and release shall have been delivered to Seller.

                           (iv)     No order, writ, injunction or decree shall
have been entered and be in effect by any court of competent jurisdiction or any governmental or regulatory instrumentality or authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

                           (v)      No suit or other proceeding shall be pending
or threatened by any third party before any court or governmental agency seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

                           (vi)     Crossroads shall provide a legal opinion
from its counsel, in form satisfactory to Seller and Seller's counsel, concerning the transactions contemplated hereunder.

                           (vii)    The Other Members shall provide a letter to
Seller, in the form annexed hereto as EXHIBIT C.

                           (viii)   The Partnership Interest Purchase Agreement
shall be executed, and all conditions to Genesee Syracuse's obligation to close the Partnership Interest Purchase Agreement shall have been satisfied or waived by Genesee Syracuse.

         9.       INDEMNIFICATION.

                  (a) Following the Closing, Crossroads shall indemnify, defend and hold harmless Genesee Corporation and Seller, and their respective directors, officers, employees and representatives (collectively, "SELLER'S INDEMNITEES") from and against any and all actual or threatened losses, claims, demands, damages, awards, liabilities, obligations, judgments, settlements, fines, penalties, interest, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (a "LOSS") related to or arising from
(i) any inaccuracy in or breach of any representation or warranty of Crossroads or the Other Members set forth in this Agreement or any exhibit hereto; (ii) any breach of a covenant of Crossroads or the Other Members set forth in this Agreement or any exhibit hereto; or (iii) any and all liability for any debts or other obligations of Crossroads to the extent that they

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arise from, relate to or are in connection with Crossroads (except for the express representations and warranties made by Seller herein), including, but not limited to, the Amresco Financing Documents, the Operating Agreement or the business, operations or assets of Crossroads, whether occurring at any time prior to, at or after the Closing, whether known or suspected, or unknown or unsuspected. In the event any Seller's Indemnitees are entitled to indemnification under this Section 9(a), Crossroads agrees to pay the amount due for the Loss promptly, but in no event more than five (5) days after demand is made therefor.

                  (b) Following the Closing, Natapow Realty shall indemnify, defend and hold harmless Seller's Indemnitees from and against any Loss related to or arising from (i) any inaccuracy in or breach of any representation or warranty of Crossroads or Natapow Realty set forth in this Agreement or any exhibit hereto; and (ii) any breach of a covenant of Crossroads or Natapow Realty set forth in this Agreement or any exhibit hereto. In the event any Seller's Indemnitees are entitled to indemnification under this
Section 9(b), Natapow Realty agrees to pay the amount due for the Loss promptly, but in no event more than five days after demand is made therefor.

                  (c) Following the Closing, Spall shall indemnify, defend and hold harmless Seller's Indemnitees from and against any Loss related to or arising from (i) any inaccuracy in or breach of any representation or warranty of Crossroads or Spall set forth in this Agreement or any exhibit hereto; and
(ii) any breach of a covenant of Crossroads or Spall set forth in this Agreement or any exhibit hereto. In the event any Seller's Indemnitees are entitled to indemnification under this Section 9(c), Spall agrees to pay the amount due for the Loss promptly, but in no event more than five days after demand is made therefor.

         10.      TERMINATION OF AGREEMENT. This Agreement may be terminated:

                  (a) At the request of Seller if the Closing does not occur by September 13, 2002;

                  (b) At the request of the Other Members if the Closing does not occur by the one hundred eightieth (180th) day from the execution of this Agreement;

                  (c) By Seller, in the event of a breach of any representation, warranty or covenant of Crossroads or any Other Member under this Agreement or any exhibit hereto if such breach is not cured within ten (10) days after being given written notice thereof by Seller; or

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                  (d)      By Crossroads, in the event of a breach of any
representation or warranty of Seller under this Agreement or any exhibit hereto if such breach is not cured within ten (10) days after being given written notice thereof by Crossroads.

                  Termination of this Agreement shall terminate all of the parties' obligations hereunder, except for any breaches which have occurred prior to the date of termination. All such breaches shall survive any such termination and the breaching party shall remain fully liable therefor.

         11.      MISCELLANEOUS.

                  (a) This Agreement, together with the exhibits hereto to be executed, when delivered:

                           (i)      Shall constitute the entire agreement
between the parties hereto and supersedes all prior agreements, written or oral, concerning the subject matter hereof (including but not limited to the Operating Agreement), and there are no oral understandings, statements or stipulations bearing upon the effect of this Agreement which have not been incorporated herein.

                           (ii)     May be modified or amended only by a written
instrument signed by each of the parties hereto.

                           (iii)    Shall bind and inure to the benefit of the
parties hereto and their respective heirs, successors and permitted assigns.

                           (iv)     Shall be construed in accordance with and
governed by the laws of the State of New York without reference to conflict of laws principles.

                           (v)      May not be assigned by either party without
a written agreement signed by all parties hereto. Any assignment not signed by all parties is null and void.

                  (b) The representations and warranties set forth in Sections 5 and 6 shall survive the Closing.

                  (c) Any litigation involving this Agreement shall be adjudicated in a court with jurisdiction located in Monroe County, New York and the parties irrevocably consent to the personal jurisdiction and venue of such court.

                  (d) If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of

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                                                                   Page 62 of 95

this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  (e) This Agreement may be executed simultaneously in one or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) Any notice required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by certified or registered United States mail, postage prepaid, or sent by nationally recognized overnight express courier and addressed as follows:

                           If to Seller:

                                    Genesee Ventures, Inc.
                                    16 West Main Street, Suite 600
                                    Rochester, New York 14614
                                    Fax: 585-454-1297

                                    Attention: Steven Morse, Vice President,
                                    Chief Financial Officer

                           With copies to:

                                    Woods Oviatt Gilman LLP
                                    700 Crossroads Building
                                    Rochester, New York 14614
                                    Fax: 585-454-3968

                                    Attention:  Gordon E. Forth, Esq.

                           If to Crossroads, to:

                                    Crossroads Spencerport LLC
                                    120 Corporate Woods
                                    Suite 100
                                    Rochester, New York 14614
                                    Fax: 585-424-5379

                                    Attention: General Partner

                           with a copy to:

                                    Boylan, Brown, Code, Vigdor & Wilson LLP
                                    2400 Chase Square
                                    Rochester, New York 14604
                                    Fax: 585-232-3528

                                    Attention: Alan R. Feldstein, Esq.

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                                                                   Page 63 of 95

                           If to a Other Member, to the address set forth above.

                  IN WITNESS WHEREOF, each of the parties have duly executed this Agreement on the date first written above.

                  SELLER:               GENESEE VENTURES, INC.

                                        By:      /s/ Stephen B. Ashley
                                                 -------------------------------
                                        Name:    Stephen B. Ashley
                                        Title:   President

                  CROSSROADS:           CROSSROADS SPENCERPORT LLC

                                        By:      Natapow Realty Corporation

                                                 By: /s/ Stephen D. Natapow
                                                     ---------------------------
                                                 Name: Stephen D. Natapow
                                                 Title: President

                  OTHER MEMBERS:        NATAPOW REALTY CORPORATION

                                        By:      /s/ Stephen D. Natapow
                                                 -------------------------------
                                        Name:    Stephen D. Natapow
                                        Title:   President

                                        /s/ Theodore F. Spall, Jr.
                                        ----------------------------------------
                                        Theodore F. Spall, Jr.